PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 17, a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has duly reclassified and designated authorized but unissued shares of Common Stock of the Corporation as additional shares of certain classes of Common Stock of the “Prudential Total Return Bond Fund”, reallocated among the classes as follows:

Prudential Short Duration Multi-Sector Bond Fund
Class A Common Stock 50,000,000 shares
Class C Common Stock 25,000,000 shares
Class Q Common Stock 75,000,000 shares
Class Z Common Stock 50,000,000 shares

Prudential Total Return Bond Fund
Class A Common Stock 500,000,000 shares
Class B Common Stock 7,000,000 shares
Class C Common Stock 73,000,000 shares
Class Q Common Stock 350,000,000 shares
Class R Common Stock 150,000,000 shares
Class Z Common Stock 720,000,000 shares

SECOND: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Prudential Total Return Bond Fund
Class A Common Stock 525,000,000 shares
Class B Common Stock 50,000,000 shares
Class C Common Stock 50,000,000 shares
Class Q Common Stock 250,000,000 shares
Class R Common Stock 250,000,000 shares
Class X Common Stock 25,000,000 shares
Class Z Common Stock 350,000,000 shares

Prudential Short Duration Multi-Sector Bond Fund
Class A Common Stock 125,000,000 shares
Class C Common Stock 75,000,000 shares
Class Q Common Stock 100,000,000 shares
Class Z Common Stock 200,000,000 shares

THIRD: As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Prudential Short Duration Multi-Sector Bond Fund
Class A Common Stock 50,000,000 shares
Class C Common Stock 25,000,000 shares
Class Q Common Stock 75,000,000 shares
Class Z Common Stock 50,000,000 shares

Prudential Total Return Bond Fund
Class A Common Stock 500,000,000 shares
Class B Common Stock 7,000,000 shares
Class C Common Stock 73,000,000 shares
Class Q Common Stock 350,000,000 shares
Class R Common Stock 150,000,000 shares
Class Z Common Stock 720,000,000 shares

FOURTH: Each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Q Common Stock, Class R Common Stock and Class Z Common Stock of the “Prudential Total Return Bond Fund” shall represent the same interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Q Common Stock, Class R Common Stock and Class Z Common Stock of the Corporation as set forth in the Charter.

FIFTH: The stock of the Corporation has been classified by the Board of Directors under authority contained in the Charter.

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 17 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 28th day of January, 2015.

ATTEST:	PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

/s/ Jonathan Shain	By: /s/ Scott Benjamin
Jonathan Shain,	Scott Benjamin,
Assistant Secretary	Vice President

The undersigned, Vice President of Prudential Investment Portfolios, Inc. 17, who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Scott Benjamin
Scott Benjamin, Vice President